Exhibit 10.12

COMPENSATION COMMITTEE CHARTER

FOR

PUREBASE CORPORATION

Adopted: October 25, 2016

I. COMPENSATION COMMITTEE PURPOSE.

The Compensation Committee’s role is to discharge the Board’s responsibilities relating to compensation of the Company’s executives, to produce an annual report on executive compensation for inclusion in the Company’s annual report on Form 10-K and proxy statement, and to oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs, including stock and benefit plans.

II. COMPENSATION COMMITTEE COMPOSITION

2.1. The membership of the Committee consists of at least two directors, all of whom shall (a) meet the independence requirements established by the Board and applicable laws, regulations and listing requirements, (b) be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and (c) be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The Board appoints the members of the Committee and the Committee Chairperson. The Board may remove any member from the Committee at any time with or without cause.

2.2. The members of the Committee will serve three year terms unless such member resigns, ceases to be a director or is removed by action of the Board.

III. COMPENSATION COMMITTEE MEETINGS

3.1. The Committee will meet at least once a year, generally in conjunction with a regular meeting of the Board of Directors. Additional meetings may be held if circumstances dictate.

3.2. The Committee will cause to be kept adequate minutes of all its proceedings, which will be filed by the Company’s corporate Secretary with the minutes of meetings of the Board of Directors, and will report on its actions and activities at the next meeting of the Board.

3.3. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Company, or (c) the laws of the State of Nevada.

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IV. COMPENSATION COMMITTEE AUTHORITY

4.1. Committee will have the resources and authority necessary to discharge its duties and responsibilities. The Committee has sole authority to retain outside counsel, compensation consultants and such other advisors as the Committee may deem appropriate to assist the Committee in determining the compensation of the Chief Executive Officer (“CEO”) or senior executive officers, including sole authority to approve the Company’s fees and other retention terms.

4.2. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

4.3. The Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

V. COMPENSATION COMMITTEE RESPONSIBILITIES

5. The principal responsibilities and functions of the Compensation Committee are as follows:

5.1. Review the competitiveness of the Company’s executive compensation programs to ensure (a) the attraction and retention of corporate officers, (b) the motivation of corporate officers to achieve the Company’s business objectives, and (c) the alignment of the interests of key leadership with the long-term interests of the Company’s shareholders. From this review, the Committee shall establish and annually review a compensation philosophy and compensation guidelines consistent with this philosophy.

5.2. Review trends in management compensation, oversee the development of new compensation plans, or guidelines, and, when necessary, approve the revision of existing plans.

5.3. Consider the annual evaluation of the CEO by the Independent Directors. The results of the annual CEO evaluation conducted by the Independent Directors will be considered in setting CEO salary and other compensation. The Committee will review and approve corporate goals and objectives relevant to the CEO and will set CEO compensation consistent with the Company’s overall compensation philosophy, goals and objectives. The Chair of the Committee shall be the liaison with the CEO with respect to CEO compensation matters. The CEO may not be present during deliberations or voting concerning the CEO’s compensation.

5.4. Review of Executive Officer Compensation.

5.4.1 Review the performance and approve the compensation structure for such executive officers of the Company as determined by the Board and consistent with applicable laws and listing standards, and approve the annual compensation, including salary, bonus, incentive and equity compensation, for such executive officers. The Committee will oversee development of the compensation philosophy and guidelines to be followed by senior executive management in setting the compensation of the Company’s other executive officers.

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5.4.2 In determining the long-term component of compensation of the CEO and the other executive officers, the Committee will consider various evaluation criteria, including the Company’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers and other executive officers at comparable companies, and the awards given to the Company’s CEO and other executive officers in past years.

5.4.3 The Committee shall periodically review the prerequisites offered to senior management personnel.

5.5. Review the compensation of non-employee Directors from time to time, and make recommendations to the full Board consistent with the Board’s philosophy and guidelines regarding compensation of Board members. No member of the Committee will act to fix his or her own compensation except as part of Committee deliberations regarding the appropriate level of compensation of all Directors for their services as a Director.

5.6. Review and approve compensation packages for new corporate officers and termination packages for departing corporate officers, including consulting arrangements and severance or termination agreements.

5.7. Monitoring Incentive and Equity-Based Compensation Plans.

5.7.1 Review and make recommendations concerning incentive compensation plans, including the use of equity-based plans. Except as otherwise delegated by the Board, the Committee will act on behalf of the Board to administer equity-based and employee benefit plans, and as such will discharge any responsibilities imposed on the Committee under those plans, including making and authorizing grants, in accordance with the terms of those plans.

5.7.2 Make recommendations to the Board of Directors with respect to the establishment of new incentive compensation plans and equity-based plans.

5.7.3 Review and make recommendations to the Board of Directors regarding the approval of employee pension, profit sharing and benefit plans applicable to senior management personnel.

5.8. Review and discuss with management the Company’s disclosure to be made in the compensation discussion and analysis (“CD&A”) prior to filing such disclosure in the Company’s annual Form 10-K or proxy statement or such other report as may be required in compliance with then currently applicable Securities and Exchange Commission rules and regulations and relevant stock listing authority.

5.9. Produce an annual Report of the Compensation Committee on Executive Compensation for the Company’s annual report on Form 10-K and proxy statement or such other report as may be required in compliance with then currently applicable Securities and Exchange Commission rules and regulations and relevant listing authority as to whether the Committee has; (i) reviewed and discussed the CD&A with management, and (ii) based on the review and discussions noted above, recommended to the Board of Directors that the CD&A be included in the Company’s annual report on Form 10-K and proxy statement or such other report.

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5.10. Report regularly to the Board of Directors (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Committee’s Chairperson or any other member of the Committee designated by the Committee to make such report.

5.11. Regularly review and make recommendations to the Board for changes to the Charter of the Committee.

5.12. The Committee shall perform such other duties and responsibilities as may be assigned to it, from time to time, by the Board and/or the Chairman of the Board, or as specified in plan documents.

VI. STUDIES AND INVESTIGATIONS

6.1 The Committee shall have the power and authority to conduct or authorize studies and investigations into any matter of interest or concern within the scope of its responsibilities that the Committee deems appropriate, and shall have the sole authority to retain independent counsel, compensation consultants, accountants, or other experts to assist in the conduct of any such study or investigation, including the authority to approve fees payable to such experts and any other terms of retention.

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